Exhibit 1.1

BRASKEM FINANCE LIMITED

U.S.$500,000,000

6.450% Notes due 2024

Guaranteed by

BRASKEM S.A.

UNDERWRITING AGREEMENT

January 16, 2014

Banco Bradesco BBI S.A.

Av. Paulista 1450, 8th Floor

São Paulo, São Paulo, 01310-917

Brazil

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Credit Agricole Securities (USA) Inc.

1301 Avenue of the Americas

New York, New York 10019

Deutsche Bank Securities Inc.

60 Wall Street, 4th Floor

New York, New York 10005

HSBC Securities (USA) Inc.

452 Fifth Avenue

New York, New York 10018

As Representatives of the Underwriters named in Schedule I hereto

Ladies and Gentlemen:

Braskem Finance Limited (the “Company”), an exempted company incorporated with limited liability under the laws of the Cayman Islands, proposes to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, U.S.$500,000,000 principal amount of its 6.450% Notes due 2024 (the “Notes”). The Notes will be issued under an indenture (the

“Indenture”) to be dated as of December 16, 2013, among the Company, Braskem S.A., a corporation (sociedade por ações) organized under the laws of Brazil (as defined in Section 23 hereof) (“Braskem”) and The Bank of New York Mellon, as trustee (the “Trustee”) (the “Base Indenture”), as amended and supplemented by a Supplemental Indenture to be dated as of February 3, 2014 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). Pursuant to the Indenture, the Notes will be fully and unconditionally guaranteed (the “Guarantees”) as to payment of principal, interest, and additional amounts, if any, on a senior unsecured basis, by Braskem. The Notes and the Guarantees are referred to herein as the “Securities” and this agreement is referred to herein as the “Agreement.”

To the extent there are no additional parties listed on Schedule I other than you, the term “Representatives” as used herein means you as the Underwriters, and the terms “Representatives” and “Underwriters” means either the singular or plural as the context requires. The use of the neuter in this Agreement includes the masculine and feminine, wherever appropriate. Certain terms used herein are defined in Section 23 hereof.

The Notes have not and will not be registered with the Comissão de Valores Mobiliários (Brazilian Securities Commission) (the “CVM”). The Notes may not be offered or sold in Brazil, except in circumstances that do not constitute a public offering or unauthorized distribution under Brazilian laws and regulations. Any documents relating to the offering of the Notes, as well as any information contained therein, may not be supplied to the public in Brazil, nor be used in connection with any offer for subscription or sale of the Notes to the public in Brazil.

1. Representations, Warranties and Agreements. The Company and Braskem, jointly and severally, represent and warrant to, and agree with, the Underwriters as follows:

(a) Braskem and the Company have prepared and filed with the Commission an automatic shelf registration statement on Form F-3 (File No. 333-192883 and 33-192883-03) covering the public offering and sale of certain securities, including the Notes, under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Securities and Exchange Commission (the “Commission”) promulgated thereunder (the “Rules and Regulations”), which automatic shelf registration statement became effective under Rule 462(e) under the Rules and Regulations. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405 under the Securities Act) and the Securities have been and remain eligible for registration by the Company on such automatic shelf registration statement. Such registration statement, as of any time, as amended by any post-effective amendments thereto to such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 6 of Form F-3 under the Securities Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B under the Securities Act (“Rule 430B”), is referred to herein as the “Registration Statement;” provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Notes, which time shall be considered the “new effective date” of such registration statement with respect to the Notes within the meaning of paragraph (f)(2) of Rule 430B, including the exhibits and schedules thereto as of such time, the documents incorporated or deemed incorporated by reference therein at such time pursuant to Item 6 of Form F-3 under the Securities Act and the documents otherwise deemed to be a part thereof as of such time pursuant to the Rule 430B. Each preliminary prospectus used in connection with the offering of the Notes, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 6 of Form F-3 under the Securities Act, is referred to herein as a “Preliminary Prospectus.” Promptly after execution and delivery of this Agreement, the Company will prepare and file a final prospectus relating to the Notes in accordance with the provisions of Rule 424(b) under the Securities Act (“Rule 424(b)”). The final prospectus, in the form first furnished or made available to the Underwriters for use in connection with the offering of the Notes, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 6 of Form F-3 under the Securities Act, is referred to herein as the “Prospectus.”

(b) Neither the Registration Statement nor any amendment thereto, at the time it became effective or on the Closing Date (as defined below), contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Applicable Time, neither (A) the General Disclosure Package, nor (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto, as of its date, at the time of any filing with the Commission pursuant to Rule 424(b), or on the Closing Date, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time the Registration Statement became effective or when such documents incorporated by reference were filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The representations and warranties in this subsection shall not apply to (i) statements in or omissions from the Registration Statement (or any amendment thereto), any Preliminary Prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Company by any Underwriter expressly for use therein, or (ii) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee. For purposes of this Agreement, the parties agree that the statements set forth in the last paragraph of the cover page of the Preliminary Prospectus and the Prospectus regarding delivery of the Notes, and (ii) the statements set forth under the captions “Commissions and Discounts” (eighth sentence only) and “Price Stabilization, Short Positions and Penalty Bids” under the heading “Underwriting” in the Preliminary Prospectus and the Prospectus (collectively, the “Underwriter Information”) constitute the only written information furnished to the Company by any Underwriter expressly for use in the foregoing documents.

(c) Each of the Registration Statement, as of the date it first became effective under the Securities Act, the General Disclosure Package and the Prospectus, as of any time, appeared, on its face, to be appropriately responsive, in all material respects, to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.

(d) No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified; provided that the Company makes no representation or warranty with respect to the Underwriter Information.

(e) The Commission has not issued an order preventing or suspending the use of the Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus relating to the proposed offering of the Notes, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been instituted or, to the Company’s knowledge, threatened by the Commission. The Registration Statement contains, and the Prospectus and any amendments or supplements thereto will contain, all statements that are required to be stated therein by, and will conform to, the requirements of the Securities Act, the Rules and Regulations, and the Trust Indenture Act. The documents incorporated, or to be incorporated, by reference in the Prospectus, at the time filed with the Commission conformed or will conform to the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”).

(f) The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the offering and sale of the Notes other than any Preliminary Prospectus, the Prospectus, any Issuer General Use Free Writing Prospectus(es) and each Issuer Limited Use Free Writing Prospectus approved in writing in advance by the Representatives and other materials, if any, permitted under the Securities Act and consistent with Section 4(b) below. To the extent it is required to do so, the Company will file with the Commission all Issuer Free Writing Prospectuses in the time and manner required under Rules 163(b)(2) and 433(d) under the Securities Act.

(g) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto, if any, for the purposes of complying with Section 10(a)(3) under the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Notes in reliance on the exemption of Rule 163 under the Securities Act and (iv) at the Applicable Time, the Company was and is a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to the use of the automatic shelf registration form.

(h) Each of the Company and Braskem is not and, after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Registration Statement, General Disclosure Package and the Prospectus, will not be, an “investment company” (as defined in the U.S. Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder).

(i) Braskem is subject to and is in full compliance with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.

(j) The Company and Braskem have not paid or agreed to pay to any person any compensation for soliciting another to purchase the Notes or substantially similar securities of the Company or Braskem (except as contemplated in this Agreement).

(k) Each of Braskem and each of its subsidiaries has been duly incorporated or organized and is validly existing as an exempted company, a corporation or a limited liability company in good standing (to the extent applicable) under the laws of the jurisdiction of its incorporation or organization, with full power and authority (corporate and other) to own its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus, and, to the extent required under applicable law, is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, except for failures to be so qualified or in good standing that, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on (A) the condition (financial or otherwise), business, properties, results of operations or prospects of Braskem and its subsidiaries, taken as a whole, or (B) the ability of Braskem or the Company to perform their respective material obligations under this Agreement, the Indenture, the Notes or the Guarantees (each, a “Material Adverse Effect”).

(l) (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Notes and (ii) as of the date hereof (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an “ineligible issuer” (as defined in Rule 405 under the Securities Act, without taking into account any determination by the Commission pursuant to Rule 405 under the Securities Act that it is not necessary that the Company be considered an ineligible issuer).

(m) The Company currently has (i) no business operations, (ii) no outstanding debt (other than U.S.$500,000,000 aggregate principal amount of 5.375%

Notes due 2022, U.S.$1,000,000,000 aggregate principal amount of 5.75% Notes due 2021, U.S.$700,000,000 aggregate principal amount of 7.375% Perpetual Bonds, U.S.$750,000,000 aggregate principal amount of 7.00% Notes due 2020, U.S.$500,000,000 aggregate principal amount of 7.250% Notes due 2018, U.S.$130,220,000 aggregate principal amount of 8.00% Notes due 2017 and U.S.$72,594,000 aggregate principal amount of 11.750% Notes due 2014) and (iii) no assets or liabilities other than assets or liabilities relating to the on-lending of the proceeds of the Notes and the other debt described in clause (ii) or which are immaterial in amount or otherwise.

(n) All the outstanding shares of capital stock of the Company and the Significant Subsidiary (as defined in Section 23 hereof) have been duly authorized and validly issued and are fully paid and nonassessable; and the capital stock of the Significant Subsidiary owned by Braskem, directly or through subsidiaries, is owned free and clear of any security interest, claim, lien or encumbrance, except, in each case, as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

(o) This Agreement has been duly authorized, executed and delivered by the Company and Braskem; the Indenture has been duly authorized by the Company and Braskem and validly executed and delivered by the Company and Braskem, and, assuming due authorization, execution and delivery of the Indenture by the Trustee, constitutes a legal, valid, binding instrument enforceable against the Company and Braskem in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, fraudulent transfer, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity); the Indenture has been duly qualified under the Trust Indenture Act; the Notes have been duly authorized, and, when executed and authenticated in accordance with the terms and conditions of the Indenture and delivered to and paid for by the Underwriters, will have been duly executed and delivered by the Company and will constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, fraudulent transfer, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity) and entitled to the benefits of the Indenture; and the Guarantees have been duly authorized, and, when executed and delivered by Braskem and upon the Notes having been executed, delivered and authenticated in accordance with the terms and conditions of the Indenture and delivered to and paid for by the Underwriters, will have been duly executed and delivered by Braskem and will constitute the legal, valid and binding obligations of Braskem enforceable against Braskem in accordance with their terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, fraudulent transfer, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity) and entitled to the benefits of the Indenture.

(p) The Company and Braskem have no reason to believe that the indemnification and contribution provisions set forth in Section 8 hereof contravene Brazilian or Cayman Islands law or public policy.

(q) The Notes will constitute direct, unconditional, senior and unsecured obligations, without any preference among themselves, of the Company and will rank pari passu with all other existing and future senior and unsecured obligations of the Company, except as the foregoing may be limited by bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity.

(r) The Guarantees will constitute the direct, unconditional, senior and unsecured obligations of Braskem and will rank pari passu with all other existing and future senior and unsecured obligations of Braskem, except as the foregoing may be limited by bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity.

(s) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein or in the Indenture, except such additional steps as may be required by the Commission or such additional steps as may be necessary to qualify the Notes for public offering by the Underwriters under the state securities or blue sky laws of any state in the United States in which the Notes are offered.

(t) The execution and delivery of this Agreement, the Guarantees, the issuance and sale of the Notes, or the consummation of any other of the transactions herein or therein contemplated or the consummation by the Company or Braskem of the transactions described in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Use of Proceeds” will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any law or statute or any rule, regulation or order of any Brazilian, Cayman Islands, U.S. or other governmental agency or body or court or stock exchange having jurisdiction over Braskem or any subsidiary of Braskem (including the Company), or any of their respective properties, (ii) any material agreement or instrument to which Braskem, the Company or the Significant Subsidiary is a party or by which Braskem, the Company or the Significant Subsidiary is bound or to which any of their respective properties is subject or (iii) the charter or by-laws or equivalent constitutive documents of Braskem or any of its subsidiaries (including the Company).

(u) The consolidated financial statements of Braskem and its consolidated subsidiaries together with related notes and schedules as set forth or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, comply in all material respects with the Securities Act, the Rules and Regulations and the Exchange Act, as applicable, and present fairly, in all material respects, the financial condition, results of operations, changes in financial position and cash flows of Braskem and its consolidated subsidiaries as of the dates and for the periods indicated, and have been prepared in accordance with IFRS (as defined in Section 23 hereof), consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary and selected consolidated financial and statistical data included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus presents fairly the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company, as applicable. All disclosures contained in the Registration Statement, the General Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the Rules and Regulations) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable. The Company and the subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46), not disclosed in the Registration Statement, the General Disclosure Package and the Prospectus. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the General Disclosure Package or the Prospectus that are not included as required.

(v) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no legal or governmental action, suit or proceeding by or before any Brazilian, Cayman Islands, U.S. or other court or governmental agency or body involving Braskem or any of its subsidiaries, including the Company, or its or their respective properties is pending or, to the knowledge of the Company or Braskem, threatened that, if determined adversely to Braskem or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect.

(w) Each of the Company, Braskem and its subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted.

(x) None of the Company, Braskem and any of its subsidiaries (i) is in violation of any provision of its charter or bylaws or other constitutive documents; (ii) is in default in any material respect and no event has occurred which, with notice or lapse of time or both, would constitute such a default of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its respective properties or assets is subject; or (iii) in violation in any material respect of any Brazilian, Cayman Islands, U.S. or other law, regulation or court decree to which it or its property or assets may be subject.

(y) PricewaterhouseCoopers Auditores Independentes, who have certified certain audited consolidated financial statements of Braskem filed with the Commission as part of, or incorporated by reference in, the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to Braskem within the meaning of the Securities Act and in accordance with the applicable Rules and Regulations and the Public Company Accounting Oversight Board (United States) (the “PCAOB”).

(z) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, Braskem is not aware of (i) any material weakness in its internal control over financial reporting of Braskem and its consolidated subsidiaries, or (ii) change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of Braskem and its consolidated subsidiaries.

(aa) There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid to the Cayman Islands or Brazil in connection with the execution and delivery of this Agreement or the Indenture or the issuance, offer or sale by the Company and Braskem of the Notes and the Guarantees, except that any document subsequently brought into Brazil, for enforcement purposes, may be subject to any Brazilian court fees and costs related to the sworn translation and registration of this Agreement, the Indenture or the Notes with the appropriate registry of deeds and documents in Brazil, and any document subsequently executed in or brought into the Cayman Islands for enforcement purposes (or otherwise) may be subject to stamp duty, in particular, in order to be admissible as evidence in proceedings before a court in the Cayman Islands and Cayman Islands court fees.

(bb) Braskem and its subsidiaries have filed all tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect) and have paid all taxes required to be paid by them and any other tax assessment, fine or penalty levied against them, to the extent that any of the foregoing is due and payable, except for any such tax assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect.

(cc) No labor dispute with the employees of Braskem or any of its subsidiaries exists or, to the knowledge of Braskem, is imminent that would reasonably be expected to have a Material Adverse Effect, except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus.

(dd) Braskem and each of its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries in Brazil.

(ee) No subsidiary of Braskem is currently prohibited, directly or indirectly, from paying any dividends to Braskem, from making any other distribution on such subsidiary’s capital stock, from repaying to Braskem any loans or advances to such subsidiary from Braskem or from transferring any of such subsidiary’s property or assets to Braskem or any other subsidiary of Braskem, except as described in the Registration Statement, the General Disclosure Package and the Prospectus.

(ff) Braskem and its subsidiaries possess such licenses, certificates, permits and other authorizations issued by the appropriate Brazilian or other governmental agencies or bodies as are necessary to conduct their respective businesses, except to the extent that the failure to possess such licenses, certificates, authorizations and permits would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and neither Braskem nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus.

(gg) Braskem and its subsidiaries own, possess or can acquire on reasonable terms, such trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively “intellectual property rights”) as are necessary to conduct their business as described in the Registration Statement, the General Disclosure Package and the Prospectus and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to Braskem or any of its subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect.

(hh) Braskem maintains a system of internal accounting controls sufficient to provide reasonable assurance with respect to Braskem and each of its subsidiaries that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with Brazilian GAAP and IFRS and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(ii) Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, neither Braskem nor any of its subsidiaries is in violation of any Brazilian or other statute, rule, regulation, decision or order of any Brazilian or other governmental agency or body or any court relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and Braskem is not aware of any pending investigation which might lead to such a claim.

(jj) Other than the Significant Subsidiary, Braskem has no “significant subsidiaries” (within the meaning specified in Rule l-02 of Regulation S-X under the Securities Act).

(kk) The Company and Braskem have not taken, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company or Braskem to facilitate the sale or resale of the Notes; the Company and Braskem have not taken any action which, to their knowledge, may result in the loss by any of the Underwriters of the ability to engage in permitted stabilization activities; and the Company and Braskem have not and will not issue, without the prior consent of the Underwriters, any press or other public announcement referring to the offering of the Notes, unless the announcement adequately discloses that stabilization activities may take place in relation to the Notes (but only to the extent required by applicable law).

(ll) None of Braskem, its subsidiaries (including the Company) and, to the knowledge of Braskem, any director, officer, agent, controlled affiliate or employee of Braskem or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the U.K. Bribery Act 2010 or the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in order to obtain or retain business, in contravention of the FCPA; and Braskem and its subsidiaries (including the Company), and to the knowledge of Braskem, its controlled affiliates, have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(mm) The operations of Braskem and its subsidiaries (including the Company) are, and, to the knowledge of Braskem and the Company, have been conducted, in compliance with applicable financial recordkeeping, reporting and other requirements under any money laundering statutes of Brazil, the Cayman Islands or other applicable jurisdiction or any rules and regulations thereunder (collectively, “money laundering laws”), and no action, suit or proceeding by or before any court or governmental agency or body or any arbitrator involving Braskem or any of its subsidiaries with respect to money laundering laws is pending or, to the knowledge of Braskem, threatened.

(nn) There is and has been no failure on the part of Braskem or any of Braskem’s directors or officers, in their capacities as such, to comply with any applicable provision of the U.S. Sarbanes-Oxley Act of 2002 and the applicable rules and regulations promulgated in connection therewith, including, without limitation, Section 402 (related to loans) and Sections 302 and 906 (related to executive officer certifications).

(oo) Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of Commerce, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority (“Sanctions”); and none of Braskem or any of its subsidiaries (including the Company) will directly or indirectly use the proceeds of the offering of the Notes or (i) lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as an underwriter, advisor, investor or otherwise) of Sanctions.

(pp) Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, under current laws and regulations of Brazil and the Cayman Islands and any applicable political subdivision thereof, all principal, interest, additional amounts, if any, and other payments due or made on the Notes or the Guarantees may be paid by the Company or Braskem to the holder of the Notes in U.S. dollars; and except for taxation of foreign exchange transactions (IOF/Câmbio) and any Brazilian withholding income tax, in the case of payment by Braskem due to the enforcement of the Guarantees, that may be due on the payments of principal, premium, if any, and interest as described in the Registration Statement, the General Disclosure Package and the Prospectus, all such payments made to holders of Notes who are non-residents of Brazil or the Cayman Islands will not be subject to income, withholding or other taxes under laws and regulations of Brazil or the Cayman Islands or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in Brazil or the Cayman Islands or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in Brazil or the Cayman Islands or any political subdivision or taxing authority thereof or therein.

(qq) It is not necessary under the laws of Brazil or the Cayman Islands that any holder of the Notes, any Underwriter or the Trustee be licensed, qualified or entitled to carry on business in Brazil or the Cayman Islands, as the case may be, (i) to enable any of them to enforce their respective rights under this Agreement, the Indenture, the Notes and the Guarantees or any other document to be delivered in connection herewith or therewith or (ii) solely by reason of the execution, delivery or performance of any such document.

(rr) The choice of laws of the State of New York as the governing law of this Agreement, the Indenture, the Notes and the Guarantees is a valid choice of law under the laws of Brazil and the Cayman Islands and should be honored by the courts of Brazil and the Cayman Islands; the submission by each of the Company and Braskem to the non-exclusive jurisdiction of the U.S. federal or New York state courts sitting in the Borough of Manhattan, The City of New York, in this Agreement and the Indenture constitute valid and legally binding obligations of the Company and Braskem, respectively, and service of process effected in the manner set forth in this Agreement and the Indenture, assuming validity under the laws of the State of New York, will be effective, insofar as Brazilian or Cayman Islands law is concerned, to confer valid personal jurisdiction over each of the Company and Braskem.

(ss) To ensure the legality, validity or enforceability, or admissibility into evidence, of each of this Agreement, the Indenture, the Notes or the Guarantees, it is not necessary that any such document be filed or recorded with any court or other governmental authority in Brazil or the Cayman Islands, except that (i) the signature of the parties thereto, if signed outside Brazil, must be notarized by a notary public licensed to act as such under the laws of the place of signing and the signature of such notary public must be authenticated by a consular official of Brazil having jurisdiction over the place of signing; and (ii) each of this Agreement and the Indenture, together with its respective sworn translation into the Portuguese language, must be registered with the appropriate registry of deeds and documents in Brazil, which registration may be made at any time for judicial enforcement of this Agreement, the Indenture, the Notes or the Guarantees in Brazil.

(tt) The Company and Braskem and their respective obligations, as the case may be, under this Agreement, the Indenture, the Notes and the Guarantees are subject to suit, and none of the Company, Braskem, the Significant Subsidiary or any of their properties or assets has any right of immunity, on any grounds, from any action, suit or proceeding, from the giving of any relief in any action, suit or proceeding, from set-off or counter claim, from the jurisdiction of any Brazilian, Cayman Islands or U.S. federal or New York state court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or from other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter arising out of or relating to this Agreement, the Indenture, the Notes or the Guarantees, as the case may be.

(uu) The Company is a direct wholly-owned subsidiary of Braskem and has validly elected to be treated as a “disregarded entity” for U.S. federal income tax purposes.

(vv) No relationship, direct or indirect, exists between or among Braskem or any of its subsidiaries (including the Company), on the one hand, and the directors, officers, stockholders or other Affiliates of Braskem or any of its subsidiaries (including the Company), on the other, that would be required by the Securities Act to be described in a registration statement to be filed with the Commission and that is not so described in the Registration Statement, the General Disclosure Package and the Prospectus.

Any certificate signed by any officer of the Company or Braskem and delivered to the Representatives or U.S. or Brazilian counsel to the Underwriters in connection with the offering of the Notes shall be deemed a representation and warranty by the Company and Braskem, as to matters covered thereby, to each Underwriter.

2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of 99.69% of the aggregate principal amount thereof, plus accrued interest, if any, from February 3, 2014 to the Closing Date (the “Purchase Price”), the principal amount of Notes set forth opposite such Underwriter’s name in Schedule I hereto.

3. Delivery and Payment. Delivery of and payment for the Notes shall be made at 9:30 a.m. (New York City time) on Febuary 3, 2014, or at such time on such later date not more than three Business Days (as defined in Section 23 hereof) after the foregoing date as the Representatives and the Company shall determine, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Notes being herein called the “Closing Date”). Delivery of the Notes shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in immediately available funds to the account specified in writing by the Company not less than one Business Day prior to the Closing Date. Delivery of the Notes shall be made through the facilities of DTC (as defined in Section 23 hereof).

4. Offering by Underwriters. Each Underwriter, severally and not jointly, represents, warrants and acknowledges to, and agrees with, the Company and Braskem that:

(a) it has not and will not use, authorize use of, refer to, or participate in the planning for use of, any Free Writing Prospectus (which term includes, for purposes of this Section 4(a), use of any written information furnished to the Commission by Braskem or the Company and not incorporated by reference into the Registration Statement and any press release issued by Braskem or the Company), other than a Free Writing Prospectus that would not, as a result of use by such Underwriter, trigger an obligation to file such Free Writing Prospectus with the Commission pursuant to Rule 433 (other than a Free Writing Prospectus permitted under clause (b)). It will, pursuant to reasonable procedures developed in good faith, retain copies of each Free Writing Prospectus used or referred to by it, in accordance with Rule 433 under the Act;

(b) it has not and will not, without the prior written consent of Braskem or the Company, use any Free Writing Prospectus that contains the final terms of the Notes unless such terms have previously been included in a Free Writing Prospectus filed with the Commission;

(c) it is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the period in which a prospectus relating to the Securities is required to be delivered under the Securities Act);

(d) in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), it has not made and will not make an offer of Notes to the public in that Relevant Member State other than:

(A)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(B)	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the Underwriter or Underwriters nominated by the Company for any such offer; or

(C)	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Notes shall require the Company or any Underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of Notes to the public” in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State; “Prospectus Directive” means European Council Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in the Relevant Member State; and “2010 PD Amending Directive” means Directive 2010/73/EU;

(e) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the United Kingdom Financial Services and Markets Act 2000, as amended (the “FSMA”)) received by it in connection with the issue or sale of any Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Company or Braskem; and it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom;

(f) the offering and sale of the Notes may only be made in Switzerland on the basis of a private placement, and not as a public offering;

(g) it has not offered or sold and will not offer or sell Notes in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and it has not issued or had in its possession for the purposes of issue in Hong Kong or elsewhere and will not issue or hold for the purpose of issue in Hong Kong or elsewhere the Registration Statement, the General Disclosure Package or in the Prospectus, any advertisement, invitation or document relating to the Notes which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance;

(h) the Notes will be and have been offered in Singapore pursuant to the exemptions under Section 274 and Section 275 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”); accordingly, it will not circulate or distribute the Registration Statement, the General Disclosure Package or in the Prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes, nor will it offer or sell the Notes, or make the Notes the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (1) to an institutional investor specified in Section 274 of the SFA, (2) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA, or (3) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA;

(i) it has not offered or sold, and will not offer or sell, any Notes in Brazil, except in circumstances that do not constitute a public offering or distribution under Brazilian laws and regulations; and

(j) it has not made an invitation, and will not make an invitation, to the public in the Cayman Islands to subscribe for the Notes.

5. Agreements. Each of the Company and Braskem agrees jointly and severally with each Underwriter as follows:

(a) During a period of 90 days from the date of the Prospectus, the Company will (i) prepare and timely file with the Commission under Rule 424(b)

(without reliance on Rule 424(b)(8)) under the Securities Act a Prospectus in a form approved by the Representatives containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rules 430A, 430B or 430C under the Securities Act, (ii) not file any amendment to the Registration Statement or distribute an amendment or supplement to the General Disclosure Package or the Prospectus or document incorporated by reference therein of which the Representatives shall not previously have been advised and furnished with a copy, or to which the Representatives shall have reasonably objected in writing, or which is not in compliance with the Rules and Regulations and (iii) file on a timely basis all reports and any definitive proxy or information statements required to be filed by the Company with the Commission subsequent to the date of the Prospectus.

(b) The Company will (i) not make any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a Fee Writing Prospectus required to be filed by the Company with the Commission under Rule 433 under the Securities Act unless the Representatives approve its use in writing prior to first use (each, a “Permitted Free Writing Prospectus”); provided that the prior written consent of the Representatives hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectus(es) included in Schedule II hereto and any electronic road show, (ii) treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, (iii) comply with the requirements of Rules 163, 164 and 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including the requirements relating to timely filing with the Commission, legending and record keeping and (iv) not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a Free Writing Prospectus prepared by or on behalf of such Underwriter that such Underwriter otherwise would not have been required to file thereunder.

(c) The Company will prepare a final term sheet (the “Final Term Sheet”) reflecting the final terms of the Notes, in form and substance satisfactory to the Representatives and attached as Schedule III hereto, and shall file such Final Term Sheet as an Issuer Free Writing Prospectus pursuant to Rule 433 under the Securities Act prior to the close of business two business days after the date hereof; provided that the Company shall provide the Representatives with copies of any such Final Term Sheet a reasonable amount of time prior to such proposed filing and will not use or file any such document to which the Representatives or counsel to the Underwriters shall reasonably object.

(d) The Company will advise the Representatives promptly if (i) prior to the Closing Date, any post-effective amendment to the Registration Statement or new registration statement relating to the Notes shall have become effective, or any supplement to the Prospectus shall have been filed, (ii) at any time prior to or subsequent to the Closing Date, it receives any comments from the Commission in connection with the Registration Statement, as of the date hereof, (iii) at any time prior to or subsequent to the Closing Date, it receives any request of the Commission for amendment of the Registration Statement, as of the date hereof, or the filing of a new registration statement or any amendment or supplement to the General Disclosure Package or the Prospectus or

any document incorporated by reference in the General Disclosure Package or the Prospectus or otherwise deemed to be a part thereof, and (iv) prior to the Closing Date, the Commission issues any stop order suspending the effectiveness of the Registration Statement, as of the date hereof, or such new registration statement or any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, or of the institution of any proceedings for that purpose or pursuant to Section 8A of the Securities Act. The Company will use its best efforts to prevent the issuance of any such order and to obtain as soon as possible the lifting thereof, if issued.

(e) The Company agrees to pay the required filing fees to the Commission relating to the Notes within the time required by Rule 456(b)(1) under the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act.

(f) The Company will deliver to the Representatives during the period when delivery of a Prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the Securities Act) (the “Prospectus Delivery Period”) is (or, but for the exception afforded by Rule 172 of the Rules and Regulations, would be) required under the Securities Act, as many copies of the Prospectus, including the documents incorporated by reference therein, in final form, or as thereafter amended or supplemented, as the Representatives may reasonably request. The Company will make available to each of the Representatives at or before the Closing Date, a copy of the Registration Statement bearing conformed signatures and all amendments thereto including all exhibits filed therewith, and will deliver to the Representatives such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested), including documents incorporated by reference therein, and of all amendments thereto, as the Representatives may reasonably request.

(g) The Company will comply with the Securities Act, the Rules and Regulations, the Exchange Act and the Trust Indenture Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Notes as contemplated in this Agreement and the Prospectus. If during the period in which a prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the Securities Act) is (or, but for the exception afforded by Rule 172 of the Rules and Regulations, would be) required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Company or in the opinion of the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will either (i) prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus or (ii) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law.

(h) If the General Disclosure Package is being used to solicit offers to buy the Notes at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur as a result of which, in the judgment of the Company or in the opinion of the Underwriters, it becomes necessary to amend or supplement the General Disclosure Package in order to make the statements therein, in the light of the circumstances, not misleading, or to make the statements therein not conflict with the information contained in the Registration Statement then on file, or if it is necessary at any time to amend or supplement the General Disclosure Package to comply with any law, the Company promptly will either (i) prepare, file with the Commission (if required) and furnish to the Underwriters and U.S. and Brazilian counsel an appropriate amendment or supplement to the General Disclosure Package or (ii) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the General Disclosure Package so that the General Disclosure Package as so amended or supplemented will not, in the light of the circumstances, be misleading or conflict with the Registration Statement then on file, or so that the General Disclosure Package will comply with law.

(i) The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement (which need not be audited) in reasonable detail, complying with the requirements of Section 11(a) of the Securities Act and Rule 158 under the Securities Act and will advise you in writing when such statement has been so made available.

(j) To arrange, if necessary, for the qualification of the Notes for sale by the Underwriters under the laws of such jurisdictions as the Representatives may reasonably designate and to maintain such qualifications in effect so long as required for the sale of the Notes; provided that in no event shall the Company or Braskem be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Notes, in any jurisdiction where it is not now so subject. The Company and Braskem will promptly advise the Representatives of the receipt of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation of any proceeding for such purpose.

(k) To cooperate and use its reasonable best efforts to have the Notes eligible for clearance and settlement through the facilities of DTC.

(l) Not to offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any U.S. dollar-denominated debt securities having a substantially similar tenor to the Notes in capital markets outside Brazil prior to the date that is 30 days after the Closing Date without the prior written consent of the Representatives.

(m) Not to take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company or Braskem to facilitate the sale or resale of the Notes.

(n) The Company shall apply the net proceeds of its sale of the Notes as set forth in the Registration Statement, General Disclosure Package and the Prospectus and shall file such reports with the Commission with respect to the sale of the Notes and the application of the proceeds therefrom as may be required in accordance with Rule 463 under the Securities Act.

(o) To pay the costs and expenses relating to the following matters: (i) the preparation of the Indenture, the issuance of the Notes and the Guarantees, and the fees of the Trustee; (ii) the preparation of the Registration Statement, any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectuses and each amendment or supplement thereto; (iii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectuses and all amendments or supplements thereto, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Notes; (iv) the preparation, printing, authentication, issuance and delivery of certificates for the Notes; (v) any stamp, transfer or financial transaction taxes payable in Brazil or the Cayman Islands in connection with the original issuance and sale of the Notes; (vi) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Notes; (vii) any registration or qualification of the Notes for offer and sale under the securities or blue sky laws of any jurisdictions specified pursuant to Section 5(l) hereof (including filing fees and the reasonable fees and expenses of U.S. counsel to the Underwriters relating to such registration and qualification); (viii) the filing fees of the Commission; (ix) the filing fees and expenses (including legal fees and disbursements) incident to securing any required review by FINRA of the terms of the sale of the Notes (x) the fees and expenses of any rating agencies that provide ratings of the Notes; (xi) the transportation and other expenses incurred by or on behalf of Company’s or Braskem’s representatives in connection with “road show” meetings with, or presentations to, prospective purchasers of the Notes; (xii) the reasonable documented out-of-pocket expenses of the Underwriters in connection with “road show” meetings with, or presentations to, prospective purchasers of the Notes, including, without limitation, expenses of travel, lodging, meals and other customary expenses of personnel of the Underwriters in connection with such meetings and the expenses of renting space and providing meals for such meetings; (xiii) the fees and expenses of the independent auditors of Braskem; (xiv) the fees and expenses of U.S., Brazilian, Cayman Islands and any other counsel to the Company and Braskem and to the Underwriters; (xv) any other out-of-pocket expenses incurred by the Underwriters in connection with the services rendered by them hereunder in an amount not to exceed U.S.$10,000 in the aggregate without the prior approval of Braskem; and (xvi) all other costs and expenses incident to the performance by the Company and Braskem of their obligations hereunder.

(p) To furnish, for a period of 12 months following the Execution Date (as defined in Section 23 hereof), to the Representatives (i) all reports or other communications (financial or other) generally made available to shareholders, and deliver such reports and communications to the Representatives as soon as they are available, unless such documents are furnished to or filed with the Commission or any securities exchange on which any class of securities of the Company or Braskem is listed and generally made available to the public and (ii) such additional information concerning the Company and Braskem as the Representatives may from time to time reasonably request.

(q) To make all payments under this Agreement without set-off or counterclaim, and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature imposed by Brazil or the Cayman Islands or by any governmental agency or body or other political subdivision or taxing authority thereof or therein (the “Taxing Jurisdiction”) and all interest, penalties or similar liabilities with respect thereto (collectively, “Taxes”), unless the Company or Braskem is compelled by law to deduct or withhold such Taxes. In that event, the Company or Braskem, as the case may be, shall increase the amount paid so that the net amounts received after such withholding or deduction equal the amounts that would have been received if no withholding or deduction had been made, except to the extent that such Taxes were imposed due to (i) any Underwriter or any agent thereof having any present or former connection with the Taxing Jurisdiction other than solely as a result of (A) the execution and delivery of, or performance of, its obligations under this Agreement, (B) receiving or paying for the Notes or (C) receiving any payments hereunder or (ii) the failure of the Underwriters or their agents, as the case may be, upon the reasonable request of the Company or Braskem, to provide any form, certificate, document, or other information that would have reduced or eliminated such deduction or withholding of Taxes.

(r) If Braskem shall be required to pay any amounts pursuant to the Guarantees at any time, to promptly obtain any applicable registration and/or approval with the Central Bank, as and if then required.

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Notes shall be subject to the accuracy of the representations and warranties of the Company and Braskem contained herein on the Execution Date and the Closing Date, to the accuracy of the statements of the Company and Braskem made in any certificates pursuant to the provisions hereof, to the performance by the Company and Braskem of their obligations hereunder and to the following additional conditions:

(a) The Registration Statement and all post-effective amendments thereto shall have become effective and the Prospectus and each Issuer Free Writing Prospectus required shall have been filed as required by Rules 424(b) (without reliance on Rule 424(b)(8)), 430A, 430B, 430C or 433 under the Securities Act, as applicable, within the time period prescribed by, and in compliance with, the Rules and Regulations, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representatives and complied with to their reasonable satisfaction. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Securities Act shall have been taken or, to the knowledge of the Company, shall be contemplated or threatened by the Commission and no injunction, restraining order or order of any nature by a Federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Notes.

(b) The Company and Braskem shall have requested and caused White & Case LLP, U.S. counsel to the Company and Braskem, to furnish to the Representatives its opinion and negative assurance letter, dated the Closing Date and addressed to the Underwriters, each substantially in the form separately provided to the Representatives. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal securities laws of the United States, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company and its subsidiaries and certificates of public officials in rendering such opinion.

(c) The Company and Braskem shall have requested and caused Maples and Calder, Cayman Islands counsel to the Company, to furnish to the Representatives its opinion, dated the Closing Date and addressed to the Underwriters, substantially in the form separately provided to the Representatives. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the Cayman Islands, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company and its subsidiaries and certificates of public officials in rendering such opinion.

(d) The Company and Braskem shall have requested and caused Pinheiro Neto Advogados, Brazilian counsel to the Company and Braskem, to furnish to the Representatives its opinion and negative assurance letter, dated the Closing Date and addressed to the Underwriters, each substantially in the form separately provided to the Representatives. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of Brazil, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company and its subsidiaries and certificates of public officials in rendering such opinion.

(e) The Representatives shall have received from Clifford Chance US LLP, U.S. counsel to the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Underwriters, with respect to the issuance and sale of the Notes, the Guarantees, the Indenture, the Registration Statement, the General Disclosure Package and the Prospectus and other related matters as the Representatives may reasonably require, and the Company and Braskem shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion or opinions, Clifford Chance US LLP may rely as to all matters governed by Brazilian law upon the opinion of Lobo & de Rizzo Advogados and as to all matters governed by Cayman Islands law upon the opinion of Maples and Calder.

(f) The Representatives shall have received from Lobo & de Rizzo Advogados, Brazilian counsel to the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Underwriters, with respect to the incorporation of Braskem, the valid authorization by Braskem of the incorporation of the Company, the validity of the Notes, the Guarantees, the Registration Statement, General Disclosure Package and the Prospectus and other related matters under Brazilian law as the Representatives may require, and the Company and Braskem shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass on such matters. In rendering such opinion, Lobo & de Rizzo Advogados may rely as to all matters governed by U.S. federal and New York state law upon the opinion or opinions of Clifford Chance US LLP and as to all matters governed by Cayman Islands law upon the opinion of Maples and Calder.

(g) Braskem shall have furnished to the Representatives a certificate of Braskem, signed by its Chief Financial Officer and another senior officer of Braskem, dated the Closing Date, that:

(i) The Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement or no order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus has been issued, and no proceedings for such purpose or pursuant to Section 8A of the Securities Act have been taken or are, to his or her knowledge, contemplated or threatened by the Commission;

(ii) The representations and warranties of the Company and Braskem in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date; and each of the Company and Braskem has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

(iii) All filings required to have been made pursuant to Rules 424(b), 430A, 430B or 430C under the Act have been made as and when required by such rules; and

(iv) Since the date of the most recent financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, there has been no material adverse change in the condition (financial or otherwise), business, properties, results of operations or prospects of Braskem and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus.

(h) On the Execution Date and on the Closing Date, Braskem shall have furnished to the Representatives a certificate, signed by its Chief Financial Officer, dated, respectively, as of the Execution Date and as of the Closing Date, with respect to certain financial information in relation to Braskem, substantially in the form separately provided to the Representatives.

(i) On the Execution Date and on the Closing Date, the Company shall have requested and caused PricewaterhouseCoopers Auditores Independentes to furnish to the Underwriters one or more letters with respect to Braskem dated, respectively, as of the Execution Date and as of the Closing Date, in form and substance satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus, including, confirming that they are an independent registered public accounting firm with respect to the Company and the subsidiaries within the meaning of the Securities Act and the applicable Rules and Regulations and the PCAOB (it being understood that such letters shall use a “cut-off” date no more than five days prior to the Execution Date or the Closing Date, as the case may be).

(j) Subsequent to the Execution Date or, if earlier, the dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, there shall not have been (i) any change or decrease specified in the letters referred to in Section 6(h) hereof; or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), business, properties, results of operations or prospects of Braskem and its subsidiaries (including the Company) taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus, the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Notes as contemplated in the Registration Statement, the General Disclosure Package and the Prospectus.

(k) The Notes shall be eligible for clearance and settlement through the facilities of DTC.

(l) Subsequent to the Execution Date, there shall not have been any decrease in the rating of any of the Company’s or Braskem’s debt securities by Moody’s investor Service, Inc., Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or Fitch, Inc. or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(m) Prior to the Closing Date, the Company and Braskem shall have furnished to the Representatives such resolutions, consents and authorizations relating to the issuance of the Notes and the Guarantees (including English translations thereof) and such further information, certificates and documents as the Representatives may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and U.S. and Brazilian counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be cancelled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 will be delivered on the Closing Date at the office of Clifford Chance US LLP, U.S. counsel to the Underwriters, at 31 West 52nd Street, New York, New York 10019.

7. Reimbursement of Expenses. If the sale of the Notes provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 9 hereof or because of any refusal, inability or failure on the part of the Company or Braskem to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company and Braskem will reimburse the Underwriters severally through the Representatives on demand for all expenses (including reasonable fees and disbursements of U.S. and Brazilian counsel to the Underwriters and the other expenses of the Underwriters set forth in Section 5(q) hereof), that shall have been incurred by them in connection with the proposed purchase and sale of the Notes.

8. Indemnification and Contribution. (a) The Company and Braskem, jointly and severally, agree to indemnify and hold harmless each Underwriter, the directors, officers, employees, Affiliates and agents of each Underwriter and each person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other U.S. federal or state or foreign statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) that arise out of or are based upon: (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, (ii) with respect to the Registration Statement or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) with respect to any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading, and agrees, in each case, to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company and Braskem will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus, or in any amendment thereof or supplement thereto, in reliance upon and in conformity with the Underwriter Information. This indemnity agreement will be in addition to any liability that the Company or Braskem may otherwise have.

(b) Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company and Braskem, each of its directors, each of its officers, and each person who controls the Company or Braskem within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company and Braskem to each Underwriter, but only with reference to Underwriter Information furnished to the Company or Braskem by such Underwriter through the Representatives specifically for inclusion in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus, or in any amendment thereof or supplement thereto. This indemnity agreement will be in addition to any liability that any Underwriter may otherwise have.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under Section 8 (a) or 9(b) hereof unless and to the extent such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in Section 8(a) or 8(b) hereof. The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (x) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) In the event that the indemnity provided in Section 8(a) or 8(b) hereof is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, Braskem and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending any loss, claim, damage, liability or action (collectively “Losses”) to which the Company or Braskem and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company or Braskem on the one hand and by the Underwriters on the other from the offering of the Notes. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, Braskem and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company or Braskem on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by the Company or Braskem shall be deemed to be equal to the total net proceeds from the offering (before deducting taxes and expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total purchase discounts and commissions, in each case as set forth in the table on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company or Braskem on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, Braskem and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 8, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Underwriter with respect to the offering of the Notes exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. In addition, notwithstanding the provisions of this Section 8, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each director, officer, employee, affiliate and agent of an Underwriter shall have the same rights to contribution as such

Underwriter, and each person who controls the Company or Braskem within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each officer and director of the Company or Braskem shall have the same rights to contribution as the Company or Braskem, subject in each case to the applicable terms and conditions of this Section 8(d).

9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Notes agreed to be purchased by such Underwriter hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Notes set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of Notes set forth opposite the names of all the remaining Underwriters) the Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Notes set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Notes, and if such non-defaulting Underwriters do not purchase all the Notes, this Agreement will terminate without liability to any non-defaulting Underwriter, Braskem or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Underwriters or Braskem shall have the right to postpone the Closing Date, but in no event for longer than five Business Days, in order that the required changes in the Registration Statement, any Prospectus, any Issuer Free Writing Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to Braskem or the Company or any non-defaulting Underwriter for damages occasioned by its default hereunder.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company or Braskem prior to delivery of and payment for the Notes, if at any time prior to such time: (i) trading in Braskem’s or the Company’s securities or in securities generally on The New York Stock Exchange, the São Paulo Stock Exchange, the Luxembourg Stock Exchange or the Singapore Stock Exchange shall have been suspended or materially limited, or minimum prices shall have been established on any such exchanges or the Nasdaq Stock Market; (ii) a banking moratorium shall have been declared by U.S., Brazilian or Cayman Islands authorities, or a moratorium in foreign exchange trading by major international banks or persons shall have been declared; or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States, Brazil or the Cayman Islands of a national emergency or war or other calamity or crisis, the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Notes as contemplated in this Agreement, the Registration Statement, any Prospectus, or any Issuer Free Writing Prospectus.

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company, Braskem or their officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or the Company or Braskem or any of the indemnified persons referred to in Section 8 hereof, and will survive delivery of and payment for the Notes. The provisions of Sections 5(n), 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or faxed to Banco Bradesco BBI S.A. at Av. Paulista 1450, 8th Floor, São Paulo, São Paulo, 01310-917, Brazil (fax no.: +55 11 2178-4880), Attention: Legal Department, Citigroup Global Markets Inc. at 388 Greenwich Street, New York, New York 10013, (fax no.: +1 212 816-7912), Attention: General Counsel, Credit Agricole Securities (USA) Inc. at 1301 Avenue of the Americas, New York, New York 10019, (fax no.: +1 212 261-1924), Attention: Fixed Income Syndicate, Deutsche Bank Securities Inc. at 60 Wall Street, New York, New York 10005, (fax no.: +1 212 469-7875) Attention: Debt Capital Markets - Syndicate Desk and HSBC Securities (USA) Inc. at 452 Fifth Avenue, New York, New York 10018, (fax no.: +1 212 525-0238) Attention: Transaction Management; or, if sent to the Company and/or Braskem, will be mailed, delivered or faxed to Braskem’s Chief Financial Officer and confirmed to it or them at Rua Lemos Monteiro, 120, São Paulo, São Paulo, 05501-050, Brazil (fax no.: +55 11 3576-9532), Attention: Chief Financial Officer.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the indemnified persons referred to in Section 8 hereof and their respective successors, and, except as expressly set forth in Section 5(i) hereof, no other person will have any right or obligation hereunder.

14. Jurisdiction. The Company and Braskem agree that any suit, action or proceeding against the Company or Braskem brought by any Underwriter, the directors, officers, employees, Affiliates and agents of any Underwriter, or by any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any U.S. federal or state court in the Borough of Manhattan, The City of New York, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. The Company and Braskem hereby appoint National Corporate Research as their authorized agent (the “Authorized Agent”) upon whom process may be served in any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated herein that may be instituted in any U.S. federal or state court in the Borough of Manhattan, The City of New York, by any Underwriter, the directors, officers, employees, Affiliates and agents of any Underwriter, or by any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. The Company and Braskem hereby represent and warrant that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Company and Braskem agree to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid for a period of ten years from the date of this Agreement. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Company or Braskem. Notwithstanding the foregoing, any action arising out of or based upon this Agreement may be instituted by any Underwriter, the directors, officers, employees, Affiliates and agents of any Underwriter, or by any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act,, in any court of competent jurisdiction in Brazil or the Cayman Islands. The parties hereto each hereby waive any right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.

15. Applicable Law. This Agreement will be governed by, and construed in accordance with, the law of the State of New York.

16. Currency. Each reference in this Agreement to U.S. dollars (the “relevant currency”), including by use of the symbol “U.S.$”, is of the essence. To the fullest extent permitted by law, the obligation of the Company or Braskem in respect of any amount due under this Agreement will, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the relevant currency that the party entitled to receive such payment may, in accordance with its normal procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the Business Day immediately following the day on which such party receives such payment. If the amount in the relevant currency that may be so purchased for any reason falls short of the amount originally due, the Company or Braskem will pay such additional amounts, in the relevant currency, as may be necessary to compensate for the shortfall. Any obligation of the Company or Braskem not discharged by such payment will, to the fullest extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided herein, will continue in full force and effect.

17. Waiver of Immunity. To the extent that the Company or Braskem has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, each of the Company and Braskem hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Agreement to the fullest extent permitted by applicable law.

18. Entire Agreement. This Agreement constitutes the entire understanding and agreement between the parties with respect to the subject matter hereof and supersedes any and all prior agreements and understandings, whether oral or written, between the parties, with respect to such subject matter.

19. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

20. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

21. Nature of Relationship between the Company, Braskem and Underwriters. The Company and Braskem acknowledge and agree that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company and Braskem with respect to the offering of Notes contemplated hereby (including in connection with determining the terms of the offering) and not as financial advisors or fiduciaries to, or agents of, the Company or Braskem or any other person. Additionally, no Underwriter is advising the Company or Braskem or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company and Braskem shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and no Underwriter shall have any responsibility or liability to the Company and Braskem with respect thereto. Any review by an Underwriter of the Company and Braskem and the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of such Underwriter, as the case may be, and shall not be on behalf of the Company or Braskem or any other person.

22. Authority of the Representatives. Any action by the Underwriters hereunder may be taken by the Representatives on behalf of the Underwriters, and any such action taken by the Representatives shall be binding upon the Underwriters.

23. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Affiliate” has the meaning specified in Rule 405 under the Securities Act.

“Applicable Time” means 5:00 p.m. (Eastern time) on the date of this Agreement.

“Brazil” means the Federative Republic of Brazil.

“Brazilian GAAP” means Brazilian Law No. 6,404/76, as amended, the rules and regulations of the CVM and the accounting standards issued by the Comitê de Pronunciamentos Contábeis (Brazilian Accounting Standards Committee).

“Business Day” means any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in The City of New York, the Cayman Islands or São Paulo, Brazil.

“DTC” means The Depository Trust Company.

“Execution Date” means January 16, 2014.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Free Writing Prospectus” has the meaning specified in Rule 405 under the Securities Act.

“General Disclosure Package” means any Issuer General Use Free Writing Prospectuses issued at or prior to the Applicable Time, the most recent Preliminary Prospectus (including any documents incorporated therein by reference) that is distributed to investors prior to the Applicable Time and the information included on Schedule III hereto, all considered together.

“IFRS” means International Financial Reporting Standards, as issued by the International Accounting Standards Board.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, relating to the Notes in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act.

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433), as evidenced by its being identified in Schedule II hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Significant Subsidiary” means Braskem Qpar S.A. (formerly known as Quattor Participações S.A.).

“Trust Indenture Act” means the U.S. Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

For the avoidance of doubt, references to “subsidiaries” of Braskem include the Significant Subsidiary, unless the context otherwise requires.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement and your acceptance shall represent a binding agreement among the Company, Braskem and the several Underwriters.

BRASKEM FINANCE LIMITED

By:	/s/ Danilo Garcez Doria
Name: Danilo Garcez Doria
Title: Attorney-in-fact

By:	/s/ Pedro Teixeira de Carvalho
Name: Pedro Teixeira de Carvalho
Title: Attorney-in-fact

BRASKEM S.A.

By:	/s/ Danilo Garcez Doria
Name: Danilo Garcez Doria
Title: Attorney-in-fact

By:	/s/ Pedro Teixeira de Carvalho
Name: Pedro Teixeira de Carvalho
Title: Attorney-in-fact

(Signature Page to Underwriting Agreement)

Accepted and agreed to as of the date first above written:

BANCO BRADESCO BBI S.A.

By:	/s/ Henrique L. Pinto Lima
Name: Henrique L. Pinto Lima
Title:

By:	/s/ Alessandro Decio FarKuh
Name: Alessandro Decio FarKuh
Title:

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Adrian Guzzon
Name: Adrian Guzzon
Title: Director Latin America Markets

CREDIT AGRICOLE SECURITIES (USA) INC.

By:	/s/ Mike Kendrot
Name: Mike Kendrot
Title: Head of DCM Organisation, Americas

(Signature Page to Underwriting Agreement)

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Carlos Mendoza
Name: Carlos Mendoza
Title: Managing Director

By:	/s/ Matthew Dukes
Name: Matthew Dukes
Title: Director

HSBC SECURITIES (USA) INC.

By:	/s/ Diane M. Kenna
Name: Diane M. Kenna
Title: Senior Vice President

STANDARD CHARTERED BANK

By:	/s/ Rodrigo Gonzalez
Name: Rodrigo Gonzalez
Title: Director Capital Markets

(Signature Page to Underwriting Agreement)

Witness by:

/s/ Alexei Remizov
Name: Alexei Remizov

/s/ Luiz Lanfredi
Name: Luiz Lanfredi

(Signature Page to Underwriting Agreement)

STATE OF NEW YORK	)
: ss.:
COUNTY OF NEW YORK	)

On this 16 day of January, 2014, before me, a notary public within and for said county, personally appeared Adrian Guzzoni, to me personally known who being duly sworn, did say that such person is the a director of Citigroup Global Markets Inc., one of persons described in and which executed the foregoing instrument, and acknowledge said instrument to be the free act and deed of said corporation.

[NOTARIAL SEAL]

(Signature Page to Underwriting Agreement)

STATE OF NEW YORK	)
: ss.:
COUNTY OF NEW YORK	)

On this 14th day of January, 2014, before me, a notary public within and for said county, personally appeared Mike Kendrot, to me personally known who being duly sworn, did say that such person is the Managing director of Credit Agricole Securities (USA) Inc., one of persons described in and which executed the foregoing instrument, and acknowledge said instrument to be the free act and deed of said corporation.

[NOTARIAL SEAL]

(Signature Page to Underwriting Agreement)

STATE OF NEW YORK	)
: ss.:
COUNTY OF NEW YORK	)

On this Sixteenth day of January, 2014, before me, a notary public within and for said county, personally appeared Carlos Mendoza and Matthew Dukes, to me personally known who being duly sworn, did say that such person is the managing director and director of Deutsche Bank Securities Inc., one of persons described in and which executed the foregoing instrument, and acknowledge said instrument to be the free act and deed of said corporation.

[NOTARIAL SEAL]

(Signature Page to Underwriting Agreement)

STATE OF NEW YORK	)
: ss.:
COUNTY OF NEW YORK	)

On this 15 day of January, 2014, before me, a notary public within and for said county, personally appeared Diane Kenna, to me personally known who being duly sworn, did say that such person is the SVP of HSBC Securities (USA) Inc., one of persons described in and which executed the foregoing instrument, and acknowledge said instrument to be the free act and deed of said corporation.

[NOTARIAL SEAL]

(Signature Page to Underwriting Agreement)

STATE OF NEW YORK	)
: ss.:
COUNTY OF NEW YORK	)

On this 14th day of January, 2014, before me, a notary public within and for said county, personally appeared Rodrigo Gonzalez, to me personally known who being duly sworn, did say that such person is the director of Standard Chartered Bank, one of persons described in and which executed the foregoing instrument, and acknowledge said instrument to be the free act and deed of said corporation.

[NOTARIAL SEAL]

(Signature Page to Underwriting Agreement)

SCHEDULE I

Schedule of Underwriters

Name of Underwriter	Principal Amount of Notes to be Purchased
Banco Bradesco BBI S.A	US$	96,774,000
Citigroup Global Markets Inc.	US$	96,774,000
Credit Agricole Securities (USA) Inc.	US$	96,774,000
Deutsche Bank Securities Inc.	US$	96,774,000
HSBC Securities (USA) Inc.	US$	96,774,000
Standard Chartered Bank	US$	16,130,000

Total	US$	500,000,000

- Sch. I -

SCHEDULE II

1. Final Term Sheet

- Sch. II -

SCHEDULE III

Free Writing Prospectus

Filed Pursuant to Rule 433

Registration Statement No. 333–192883

Final Term Sheet

Braskem Finance Limited

U.S.$500,000,000 6.450% Notes due 2024

Unconditionally Guaranteed by Braskem S.A.

January 16, 2014

Issuer:	Braskem Finance Limited

Guarantor:	Braskem S.A.

Principal Amount:	U.S.$500,000,000

Ranking:	Senior unsecured

Currency:	U.S. dollars

Type of Offering:	SEC registered

Trade Date:	January 16, 2014

Settlement Date*:	February 3, 2014

Maturity Date:	February 3, 2024

Coupon:	6.450%, semi-annually in arrears

Day Count Convention:	360-day year comprised of twelve 30-day months

Public Offering Price:	100% of principal amount

Yield to Maturity:	6.450%

Spread to Benchmark:	360.7 basis points

U.S. Benchmark Treasury:	2.750% due November 15, 2023

Benchmark Treasury Spot and Yield:	99.06 + and 2.843%

Denominations:	U.S.$200,000 and U.S.$1,000 in excess thereof

Proceeds to Issuer (before fees and expenses):	U.S.$500,000,000

Interest Payment Dates:	February 3 and August 3

- Sch. III- 1 -

First Interest Payment Date:	August 3, 2014

Optional Redemption:	In whole or in part at any time at 100% of principal amount plus make-whole at Treasury plus 50 basis points

Tax Redemption:	In whole but not in part at any time at 100% of principal amount in the event of a specified change in Brazilian or Cayman Islands taxation

Change of Control:	If a specified Change of Control event occurs, unless the Issuer has exercised its option to redeem the bonds, Braskem will be required to offer to purchase the bonds at 101% of principal amount

Clearing:	DTC / Euroclear / Clearstream

Expected Ratings**:	Baa3 / BBB- / BBB- (Moody’s / S&P / Fitch)

Joint Bookrunners and Joint Lead Managers:	Banco Bradesco BBI S.A. Citigroup Global Markets Inc. Credit Agricole Securities (USA) Inc. Deutsche Bank Securities Inc. HSBC Securities (USA) Inc.

Co-Manager:	Standard Chartered Bank

CUSIP:	10553YAF2

ISIN:	US10553YAF25

*	See “Underwriting” in the preliminary prospectus supplement for information regarding T+11 settlement.
**	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The Issuer has filed a registration statement (including a prospectus) dated December 16, 2013 with the U.S. Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may obtain these documents without charge by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus supplement and accompanying prospectus if you request it by calling Banco Bradesco BBI S.A. collect at 1-212-888-9145, Citigroup Global Markets Inc. toll-free at 1-800-831-9146, Credit Agricole Securities (USA) Inc. toll-free at 1-866-807-6030, Deutsche Bank Securities Inc. toll-free at 1-800-503-4611 or HSBC Securities (USA) Inc. toll free at 1-866-811-8049.

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